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                                                               EXHIBIT 10.9

                                   FVC.COM, INC.

                   NON-EMPLOYEE DIRECTORS' CHANGE OF CONTROL PLAN

              ADOPTED BY THE BOARD OF DIRECTORS ON FEBRUARY 17, 1999

1.   INTRODUCTION; PURPOSES.

     (a) The purpose of this Plan is to provide directors of the Company with protection of certain benefits in case of a termination of his or her status as a director of the Company in connection with a Change of Control of the Company.

     (b) The Company, by means of the Plan, seeks (i) to retain the services of the current directors of the Company, (ii) to secure and retain the services of new directors and (iii) to provide incentives for its directors to exert maximum efforts for the success of the Company even in the face of a potential Change of Control of the Company.

2.   COVERAGE OF THE PLAN.

     (a) Each person who on the Effective Date is a director of the Company and is not an employee of the Company shall be covered by the Plan.

     (b) Each person who becomes a director of the Company but is not at such time an employee of the Company shall automatically be covered by the Plan as of the date of the person's election or appointment to the Board.

     (c) Any director of the Company who was previously an employee of the Company and thus not eligible to be covered by this Plan shall be automatically covered by this Plan if and when (i) he or she ceases to be an employee of the Company and (ii) remains as a director of the Company. The effective time of such coverage shall be the date upon which the person ceases to be an employee of the Company.

3.   DEFINITIONS.

     (a)  "ACCOUNTANTS" has the meaning given thereto in Section 6(b).

     (b)  "BOARD" means the Board of Directors of the Company.

     (c) "CHANGE OF CONTROL" means: (i) a dissolution or liquidation of the Company; (ii) a sale of all or substantially all the assets of the Company;
(iii) a merger or consolidation in which the Company is not the surviving corporation and in which beneficial ownership of securities of the Company representing at least fifty percent (50%) of the combined voting power entitled to vote in the election of directors has changed; (iv) a reverse merger in which the Company is the surviving corporation but the shares of the common stock of the Company outstanding immediately before the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, and in which beneficial ownership

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of securities of the Company representing at least fifty percent (50%) of the combined voting power entitled to vote in the election of directors has changed; (v) an acquisition by any person, entity or group within the meaning of Section 13(d) or 14(d) of the Exchange Act, or any comparable successor provisions (excluding any employee benefit plan, or related trust, sponsored or maintained by the Company or subsidiary of the Company or other entity controlled by the Company) of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act, or comparable successor rule) of securities of the Company representing at least fifty percent (50%) of the combined voting power entitled to vote in the election of directors; or, (vi) in the event that the individuals who are members of the Incumbent Board cease for any reason to constitute at least fifty percent (50%) of the Board.

     (d)  "CODE" means the Internal Revenue Code of 1986, as amended.

     (e) "COMMITTEE" means a committee appointed by the Board in accordance with Section 4(c).

     (f)  "COMPANY" means FVC.COM, Inc., a Delaware corporation.

     (g) "DIRECTOR" means a Company director who is covered by this Plan pursuant to Section 2.

     (h)  "EFFECTIVE DATE" means February 17, 1999.

     (i)  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

     (j)  "EXCISE TAX" has the meaning given thereto in Section 6.

     (k) "INCUMBENT BOARD" means the individuals who, as of the Effective Date are members of the Board. If the election, or nomination for election by the Company's stockholders, of any new director is approved by a vote of at least fifty percent (50%) of the Incumbent Board, such new director shall be considered as a member of the Incumbent Board.

     (l)  "PLAN" means this Non-Employee Directors' Change of Control Plan.

4.   ADMINISTRATION

     (a) The Board shall administer the Plan unless and until the Board delegates administration to a Committee, as provided in Section 4(c).

     (b) The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

          (i) To construe and interpret the Plan and the rights covered under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

                                     2.
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          (ii) To amend or terminate the Plan as provided in Section 9.

          (iii) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company that are not in conflict with the provisions of the Plan.

     (c) The Board may delegate administration of the Plan to a committee of the Board composed of not fewer than two (2) members, all of the members of which committee shall be, members of the Board. If administration is delegated to a committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, including the power to delegate to a subcommittee of two (2) or more members of the Board any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or such a subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

5. ACCELERATION IN THE EVENT OF A CHANGE OF CONTROL. As of the date of a Change of Control of the Company, then, subject to Section 6, each of Director's outstanding stock options, restricted stock awards and restricted stock purchases and any options, awards or purchases held in the name of an estate planning vehicle for the benefit of Director or his or her immediate family, shall have their vesting and exercisability schedules accelerated in full.

6. PARACHUTE PAYMENTS; EXCISE TAX. In the event that the severance, acceleration of stock options and other benefits payable to Director as a result of a Change of Control of the Company (i) constitute "parachute payments" within the meaning of Section 280G (as it may be amended or replaced) of the Code and (ii) but for this Section 6, would be subject to the excise tax imposed by Section 4999 (as it may be amended or replaced) of the Code (the "EXCISE TAX"), then Director's benefits payable in connection therewith shall be either

     (a)  delivered in full, or

     (b) delivered as to such lesser extent that would result in no portion of such benefits being subject to the Excise Tax, whichever of the foregoing amounts, taking into account the applicable federal, state and local income taxes and the Excise Tax, results in the receipt by Director on an after-tax basis, of the greatest amount of benefits, notwithstanding that all or some portion of such benefits may be taxable under the Excise Tax. Unless the Company and Director otherwise agree in writing, any determination required under this Section 6 shall be made in writing in good faith by the outside accounting firm responsible for auditing the Company's financial records (the "ACCOUNTANTS"). In the event of a reduction in benefits hereunder, Director shall be given the choice of which benefits to reduce. For purposes of making the calculations required by this Section 6, the Accountants may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of the Code. The Company and Director shall furnish to the Accountants such information and documents as the Accountants may reasonably request in order to make a determination under this Section 6. The Company shall bear all costs the Accountants may reasonably incur in connection with any calculations contemplated by this

                                     3.
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Section 6.

7. TERMINATION. Prior to a Change of Control of the Company, the right to receive benefits under this Plan shall automatically terminate on the date upon which Director's status as a director of the Company terminates, as evidenced by the written resignation of Director, by action of the Board or of the stockholders of the Company removing Director as a director or otherwise.

8. NOTICES. Any notices provided for in this Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by the Company to Director, five (5) days after deposit in the United States mail, postage prepaid, addressed to Director at the address specified in the corporate records of the Company or at such other address as Director hereafter designates by written notice to the Company.

9.   AMENDMENT OR TERMINATION OF THE PLAN.

     (a) The Board at any time, and from time to time, may amend or terminate the Plan; PROVIDED, HOWEVER, that any such termination must occur prior to the occurrence of a Change of Control of the Company.

     (b) Rights and obligations under this Plan of persons covered by this Plan before any amendment of the Plan made at or after the time of the occurrence of a Change of Control of the Company shall not be impaired by any amendment of the Plan unless (i) the Company requests the consent of the person covered by the Plan and (ii) such person consents in writing.

10. GOVERNING LAW. This Plan shall be governed by, and construed in accordance with, the laws of the State of California, regardless of the law that might be applied under applicable principles of conflicts of law.

                                     4.

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                                   FVC.COM, INC.

                   NON-EMPLOYEE DIRECTORS' CHANGE OF CONTROL PLAN


_____________________, Director:


     FVC.COM, Inc. (the "Company") acknowledges that you are covered by its Non-Employee Directors' Change of Control Plan (the "Plan").

Dated the _____ day of ____________, 19__.

                              Very truly yours,

                              FVC.COM, INC.


                              By_________________________________



ATTACHMENT:

     FVC.COM, Inc. Non-Employee Directors' Change of Control Plan

     The undersigned acknowledges that he or she is covered by the Plan and has received a copy of the attachment referenced above. Furthermore, the undersigned agrees to be bound by the obligations of a Director described in the Plan, including, without limitation, the obligations described in Section 6 of the Plan.

                              _____________________________
                              DIRECTOR

                              Address

                              __________________
                              __________________